UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 3, 2003

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

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STEREO VISION ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      95-4786792

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406

(Address of principal executive offices)

(310) 205-7998

(Issuer's telephone number, including area code)

Item 5.    Other Events.

On September 3, 2003, Stereo Vision Entertainment, Inc. (the "Company") entered into an agreement to form WOW Events, LLC with David McLane Enterprises, Inc., David McLane, Jeanie Buss,  and John Corcoran.  WOW Events, LLC ("WOW") was created to develop, promote and exploit the entertainment of women's wrestling including, but not limited to, arranging for the production of a first run television or cable series based on women's wrestling and selling of certain promotional and licensing rights.  A copy of WOW's Operating Agreement has been included with this Form 8-K as Exhibit 10.2.

On September 3, 2003. the Company also entered into a Loan Agreement with WOW pursuant to the terms of WOW's Operating Agreement. A copy of this loan agreement has been included with this Form 8-K as Exhibit 10.3.

Item 7.   Financial Statements and Exhibits.

    Exhibit  10.2 - WOW Events, LLC Operating Agreement, dated September 3, 2003

    Exhibit 10.3 - Loan Agreement between Stereo Vision Entertainment, Inc. and WOW Events, LLC, dated September 3, 2003

Dated:  January 27, 2004

STEREO VISION ENTERTAINMENT, INC.

/s/ Jack Honour

     Jack Honour,

     President

Exhibit 10.2

WOW EVENTS, LLC

OPERATING AGREEMENT

The persons executing this Operating Agreement of WOW Events, LLC (the "Company") or any counterpart or counterpart signature page thereto, as members (hereinafter referred to collectively as "Members" and individually as "Member"), desiring to organize a limited liability company under the laws of the State of Indiana, hereby adopt the following as their Operating Agreement:

ARTICLE I

INTRODUCTION

    Section 1.1.  The Company.  The name of the Company shall be WOW Events, LLC, but it may do business as the Women of Wrestling or WOW or another name selected by a Majority in Interest of the Members as approved by the Indiana Secretary of State.

    Section 1.2  Purpose.  The purpose of the Company is to develop, promote and exploit the entertainment of women's wrestling including, but not limited to, arranging for the production of a first run television or cable series based on women's wrestling and selling of certain promotional and licensing rights.  The Company may engage in any and all activities directly or indirectly related or incidental to the aforementioned purpose, and may engage in any other lawful business or activities if approved by a Majority in Interest of the Members from time to time; provided however, that the Company shall not engage in any business prohibited by the Act.

    Section 1.3  Principal Office.  The principal office of the Company shall be located in Indiana or at such other place as may from time to time be designated by the Members and the name and address of the registered agent for service of process is Scott E. Tarter, 2600 One Indiana Square, Indianapolis, Indiana 46204.  Until otherwise determined, the temporary executive offices of the Company shall be located in Southern California, at 6304 Marina Pacifica Drive South, Long Beach, California 90803.

    Section 1.4.  Conflict.  This Agreement is subject to, and governed by, the Indiana Business Flexibility Act as amended from time to time (the "Act") and the Articles of Organization of the Company filed with the State of Indiana (the "Articles").  In the event of a direct conflict between the provisions of this Operating Agreement and the mandatory provisions for the Act or the provisions of the Articles, such provisions of the Act or the Articles, as the case may be, will be controlling.

    Section 1.5.  Term.  The Company came into existence on the date the Articles were filed with the State of Indiana and shall continue perpetually, unless it is earlier terminated or dissolved pursuant to the Act or the provisions of this Agreement.

    Section 1.6.  Defined Terms.  The terms used in this Agreement with their initial letters capitalized, shall, unless the context otherwise requires, have the meanings specified in this Section 1.6 or in the Act.  The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.  When used in this Agreement, the following terms shall have the meanings set forth below:

    (a)        "Affiliate" shall mean any individual, partnership, corporation, limited liability company, trust, or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member.  The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the controlled corporation, and, with respect to any individual, partnership, limited liability company, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

    (b)        "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time, and the words "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context requires otherwise.

    (c)        "Bankruptcy" shall mean, and a Member shall be deemed a "Bankrupt Member," upon (i) the entry of a decree or order for relief against the Member by a court of competent jurisdiction in any involuntary case brought against the Member under any bankruptcy, insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for the Member or for any substantial part of his assets or property; (iii) the ordering of the winding up or liquidation of the Member's affairs; (iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Member of a voluntary case under any applicable Debtor Relief Law or hereafter in effect; or (vi) the making by a Member of any general assignment for the benefit of his creditors.

    (d)        "Capital Contribution" shall mean the total value of cash and fair market value of property or services contributed and agreed to be contributed to the Company by each Member, as shown in Exhibit "A", as the same may be amended from time to time.  Any reference in this Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member for the interest of such then Member, reduced by any distribution to such Member in return of "Capital Contribution" as contemplated hereby.

    (e)        "Code" shall mean the Internal Revenue Code of 1986, as amended.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

    (f)        "Distributable Cash" means the net income for federal income tax purposes of the Company (i) plus (a) amounts (including depreciation and amortization) deducted as expenses by the Company in computing such net income but not actually paid; (b) excess previously reserved amounts and (c) revenues from the sale of assets actually received by the Company, but not otherwise included in net income or gain, and (ii) less (a) all cash expenditures not deducted or amortized in computing such net income including amounts used to repay indebtedness; (b) amounts included in net income but not actually received by the Company; (c) amounts retained by the Company as reserves for working capital and contingencies; (d) amounts paid or retained as reserves for capital improvements or replacements; and (e) any amounts required to be reserved or retained pursuant to debt instruments.  Distributable Cash shall be computed from the books and records of the Company.

    (g)        "DME" means David McLane Enterprises, Inc. an Indiana corporation.

    (h)        "Entity" means any general partnership, limited partnership, corporation, insurance company, joint venture, trust, business trust, cooperative or association.

                "SVE" means Stereo Vision Entertainment, Inc. a Nevada corporation.

    (j)         "Event of Dissociation" shall have the meaning set forth in Section 6.1 (a) of this Agreement.

    (k)       "Exempt Transfer" shall mean any transfer of Membership Interests by: (i) any Founding Member either through an inter vivos or testamentary disposition to each other, their Immediate Family, or trusts or other entities in which all such beneficiaries or owners are the Immediate Family of Founding Members, which trust satisfies the requirements of a qualified terminable interest property trust under Section 2056 of the Code and the remainder beneficiaries of which trust would have been permissible transferees had the respective Founding Member transferred said Membership Interests to said remainder beneficiaries in Exempt Transfers, and (ii) a testamentary disposition to any legatee which would have been a permissible transferee had such disposition been made by a Founding Member in an Exempt Transfer under (i) above.

    (l)         "Former Member" shall have the meaning set forth in Section 6.1 (b) of this Agreement.

    (m)       "Founding Members" shall mean David B. McLane, Jeanie Buss, and John Corcoran and Stereo Vision Entertainment, Inc.

    (n)        "Immediate Family" means, with respect to any person, his spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law.

    (o)        "Interest" in the Company shall mean a Member's economic rights in the Company at any particular time, including the Member's share of the profits and losses of the Company and the right to receive distributions from the Company as provided in this Agreement, and a Member's right to vote and participate in the management of the Company.

    (p)        "Majority In Interest" means Members holding more than 50% of the combined Percentage Interests of the Members in the Company.

    (q)        "McLane" means David B. McLane.

    (r)        "Manager" means the person or entity serving as Manager under Article III.

    (s)        "Minimum Tax Distribution" means with respect to any distribution of Distributable Cash based upon the allocation of the income of the Company, the actual amount of federal and state income taxes imposed against the Member (or its owners, if the Member is a pass-through entity for tax purposes) as a direct result of the subject income allocation calculated using the highest effective tax rate for any such Member (or its owners, if the Member is a pass-through entity for tax purposes), without deduction or offset due to such Member's deductions, net operating losses or other credits against such tax liability.

    (t)        "Net Income" means all revenues received by the Company including, but not limited to, sales attributable to the Series Events and the Series Programs, including advertising and sponsorship sales revenues and all revenues from any ancillary sales or merchandising of the Series Programs (e.g., DVD sales), less the reasonable "Direct Operating Expenses of the Company," as defined herein.  For the purposes of this Agreement, "Direct Operating Expenses" shall include, without limitation, all expenditures paid or incurred by the Company in connection with its operations, including, but not limited to, production of the Series Events, such as the cost of television production, ad sales commissions, station compensation, securing the Event sites, satellite feeds, talent fees and related travel, advertising and marketing, general administrative cost, wages, and any amounts necessary to reimburse the Company for losses incurred in prior years.

    (u)        "Percentage Interest" of a Member shall mean the ownership percentage of such Member set forth opposite the name of such member under the column "Percentage Interest" in Exhibit "A" hereto, as such percentage may be adjusted from time to time pursuant to the terms hereof.

    (v)        "Production Budget" means a budget for production of the Series prepared by DME.

    (w)       "Pro Rata Part" means the proportion that the Units owned by a Member bears to the aggregate number of Units of all Members.

    (x)        "Series" means a first run television or cable series of no less than 24-1 hour programs, standard pay-per-view and 3-D pay-per-view telecast and any special episodes based on the Series and lifestyle surrounding the Sport.

    (y)        "Sport" means women's wrestling.

    (z)        "Unit" means an Interest in the Company, to be measured in such units as may be established pursuant to Section 2.5 hereof.  Whenever reference is made to "Percentage Interest", a Unit may be converted into the same by dividing a member's number of Units by the total number of Units outstanding.

ARTICLE II

MEMBERS, MEMBERSHIP INTERESTS

    Section 2.1.  Names, Units, Percentage Interests, Addresses and Capital Contributions of Members.  The Members, their respective addresses, Units, Percentage Interests and Capital Contributions of each as of September 1, 2003 are set forth on Exhibit "A" attached hereto and made a part hereof.

    Section 2.2   Form of Contributions.  Capital Contributions may be in the form of cash, property, services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services for the Company.

    Section 2.3.  Income Interests.  The Company may from time to time issue Interests in exchange for services provided or to be provided by a Member without a Capital Contribution by such Member.  Such an Interest shall be considered an income interest only and not a capital interest for tax purposes.

    Section 2.4.  Units Representing Membership Interests; Certificates.  The Units held by each Member shall represent a Member's Percentage Interest in the Company.  The Company is authorized to issue one thousand (1000) Units of Membership Interests of one class, which Units are entitled to one vote on all matters as to which Members holding such Units may vote hereunder or under the Act.  No other Units or classes of Membership Interests may be authorized or issued by the Company except as approved by a Majority in Interest of the Members.  A Member's Interest or Units may be represented by such Certificate(s) of membership as shall be determined by the Manager.

    Section 2.5.  Capital and Capital Accounts.

    (a)        An individual capital account (the "Capital Account") shall be established and maintained on behalf of each Member under tax accounting principles of Treasury Regulation Section 1.704-1(b)(2)(iv) (subject to mandatory or optional adjustments permitted under the Code or regulations thereunder, including any additional or substituted Member who shall thereafter receive an Interest in the Company).  The Capital Account of each Member shall be equal to:  (1) the amount of cash such Member has contributed to the Company, plus (2) the fair market value of any services or property such Member has contributed to the Company, net of any liabilities assumed by the Company or to which such property is subject, plus (3) the amount of profits or income (including tax-exempt income) allocated to such Member, less (4) the amount of losses and deductions allocated to such Member, less (5) the amount of all cash distributed to such Member, less (6) the fair market value of any property distributed to such Member, net of any liability assumed by such Member or to which such property is subject, less (7) such Member's share of any other expenditures which are not deductible by the Company for federal income tax purposes or which are not allowable as additions to the basis of Company property, and (8) subject to such other adjustments as may be required under the Code.  The Capital Account of a Member shall not be affected by any adjustments to basis made pursuant to Section 743 of the Code but shall be adjusted with respect to adjustments to basis made pursuant to Section 734 of the Code.  The Company shall furnish each Member with a statement of his, her or its Capital Account as of the close of each fiscal year.

    (b)        As required by Treasury Regulation Section 1.704-1(b)(2)(iv), upon distribution of property from the Company to a Member, the Capital Accounts of all the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in the distributed property would be allocated among the Members as if a taxable disposition of the property at fair market value had occurred on the date of distribution.

    (c)        No interest shall be paid on Capital Contributions by Members and no Member shall have the right to withdraw his Capital Contribution or to demand and receive property of the Company or any distribution in return for his Capital Contribution, except as may be specifically provided in this Agreement or required by the Act.  No Member shall receive out of Company property any part of his Capital Contribution until:  (1) all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them; and (2) the consent of all Members is had, unless the return of Capital Contributions may be rightfully demanded as provided in this Agreement or is required by the Act.  In no event shall any Member be entitled to receive any distribution as long as his Capital Account shall have a negative balance.

    (d)        Subject to the provisions of subsection (c) of this section, a Member may rightfully demand the return of his Capital Contribution only on the dissolution of the Company.

    Section 2.6.  Additional Capital.  In order to obtain additional funds or for other business purposes, additional capital may be contributed to the Company by a Member, but only upon the written consent of a Majority In Interest of the Members.  No Member shall be required to make an additional capital contribution to the Company.

    Section 2.7.  Admission of Additional Members.

    (a)        Except as otherwise provided herein, additional Interests or Units in the Company may be issued and new Members admitted only upon the unanimous consent of all Members.

    (b)        Each additional Member must agree to be bound by the terms of this Agreement.

    Section 2.8.  Limitation on Liability.  No Member shall be personally liable under a judgment, decree, or order of the court, or in any other manner, for a debt, obligation or liability of the Company, except as provided by law.  A Member may but shall not be required to loan any funds to the Company.  No Member shall be required to make any contribution to the Company by reason of any negative balance in his Capital Account, nor shall any negative balance in a Member's Capital Account create any liability on the part of the Member to any third party.

    Section 2.9.  Individual Authority. Except as provided in this Agreement, no Member, acting alone, other than the Manager, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of the Company, provided that the Members may at a duly called meeting thereof, or by unanimous written consent, adopt resolutions authorizing one or more Members to take action on behalf of the Company, including the execution and delivery of instruments, agreements and documents binding the Company to obligations, liabilities, debts, duties or other responsibilities.  Notwithstanding the foregoing, no Member shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of any other Member without the prior written authorization of such Member.

    Section 2.10.  No Member Responsible for Other Member's Commitment.  In the event that any Member (or any of such Member's shareholders or Affiliates) has incurred any indebtedness or obligation prior to the date hereof that relates to or otherwise affects the Company, neither the Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is assumed by the Company pursuant to a written instrument signed by all Members, unless otherwise provided herein.  Furthermore, neither the Company nor any Member shall be responsible or liable for any indebtedness or obligation that is hereafter incurred by any other Member (or any of such Member's shareholders or Affiliates).  In the event that a Member or any of such Member's shareholders or Affiliates (collectively, the "liable Member"), whether prior to or after the date hereof, incurs (or has incurred) any debt or obligation that neither the Company nor the other Members is to have any responsibility or liability for, the liable Member shall indemnify and hold harmless the Company and the other Members from any liability or obligation they may incur in respect thereof.

    Section 2.11.  Loans.  A Member may (but, except as otherwise specifically provided herein, shall not be obligated to) loan funds to the Company for use in the business operations of the Company.  Any loan made to the Company by any Member shall be at a commercially reasonable interest rate and on other commercially reasonable terms as shall be determined by agreement of the lending Member and the Manager, and such lending Member shall be treated as a general creditor of the Company with respect to such loan.  SVE has agreed to loan the Company startup funds in the amount of $125,000 (the "Initial SVE Loan") followed by a loan of Two Million Six Hundred Seventy-Five Thousand Dollars ($2,675,000) (the "Production SVE Loan" and, collectively with the Initial SVE Loan, the "SVE Loan"), upon terms and subject to conditions set forth in a certain Loan Agreement and a certain Revolving Promissory Note between SVE and the Company in the forms attached hereto and incorporated herein as Exhibits "B" and "C".  The SVE Loan proceeds will be used by the Company to fund operating expenses, as further described in the Loan Agreement.  The Company will repay the SVE Loan through available cash distributions as further described in Section 5.4 below.

  In the event SVE fails or refuses to disburse all or any part of the SVE Loan, pursuant to the terms of the Loan Agreement, SVE's Percentage Interest and Units shall be reduced as set forth in the Loan Agreement and assigned and transferred to DME as further described therein

.

ARTICLE III

MANAGEMENT AND CONTROL OF BUSINESS

Section 3.1.  Members' Actions.

    (a)        Meetings, including annual meetings, of the Members may be called by the Manager or by Members representing in the aggregate more than 25% of the Percentage Interests in the Company, and shall be held each year on such date and time, and in such place, as the Manager or Members may determine.

    (b)        The Company shall deliver or mail written notice stating the date, time and place of any meeting of Members and, in the case of a special Members' meeting or when otherwise required by law, a description of the purposes for which the meeting is called, to each Member of record entitled to vote at the meeting, at such address as appears in the records of the Company, such notice to be mailed at least ten (10), but not more than sixty (60), days before the date and time of the meeting.  A Member may waive notice of any meeting, before or after the date of the meeting, by delivering a signed waiver to the Company for inclusion in the minutes of the Company.  A Member's attendance at any meeting, in person or by proxy:  (1) waives objection to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

    (c)        Except as otherwise stated herein, the record date for the purpose of determining the Members entitled to notice of a Members' meeting, for demanding a meeting, for voting, or for taking any other action shall be the tenth (10) day prior to the date of the meeting or other action.

    (d)        A Member may appoint a proxy to vote or otherwise act for the Member pursuant to a written appointment form executed by the Member or the Member's duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Members of the Company.  The general proxy of a fiduciary is given the same effect as the general proxy of any other Member.  A proxy appointment is valid for eleven (11) months unless otherwise expressly stated in the appointment form.

    (e)        At any meeting of Members, each Member entitled to vote shall have a number of votes equal to the number Units held by such Member.  At any meeting of Members, the presence of Members entitled to cast more than fifty (50%) percent of the total votes of all Members entitled to vote at such meeting constitutes a quorum. Action on a matter is approved if it receives approval by more than fifty percent (50%) percent of the total number of votes entitled to be cast by all Members in the Company entitled to vote at such meeting or such greater number as may be required by law, the Articles or this Agreement for the particular matter under consideration.  Upon the occurrence of an Event of Dissociation (as defined herein), a Former Member shall not be entitled to vote in determining whether the Company shall purchase the Interest of such Former Member as permitted in Section 6.2 hereof.  Also, any assignee of a Unit in the Company shall not be entitled to vote or participate on any matters at any meeting unless such assignee becomes a substitute Member as contemplated in Section 6.4 hereof.

    (f)        Subject to subsection (b) of this Section and the applicable laws of the State of Indiana, any action required or permitted to be taken at a Members' meeting may be taken without a meeting if the action is taken by all of the Members entitled to vote on the action.  The action must be evidenced by one or more written consents describing the action to be taken, signed by all the Members entitled to vote on the action, and delivered to the Company for inclusion in the minutes.  The record date for determining Members entitled to take action without a meeting is the first date a Member signs the consent to such action.

    (g)        Any or all Members may participate in any annual or other Members' meeting by, or through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting.  A Member so participating is deemed to be present in person at the meeting.

    (h)        At any annual or other Members' meeting the Members shall appoint a person to preside as chairman at the meeting and a person to act as secretary of the meeting.  The secretary of the meeting shall prepare minutes of the meeting, which shall be placed in the minute book of the Company.

    Section 3.2.  Management Vested in a Manager.

    (a)        The business, property and affairs of the Company shall be managed and controlled by the Manager and, subject to such restrictions, including these contained in Section 3.2(g), as may be imposed by law or by this Agreement, the Manager may, and is fully authorized to, do all such lawful acts and things as may be done by the Company which are not directed or required to be exercised or done by the Members.

    (b)        The initial Manager shall be McLane.

    (c)        The Manager shall hold office until the Manager is removed in accordance with the provisions of this Agreement or the Manager resigns or dies or becomes so incapacitated the Manager can no longer perform any of the Manager's duties as the Manager.  The Members may remove the Manager only for cause in accordance with Section 3.2(h) and elect a successor at a meeting called expressly for such purpose.

    (d)        The Manager may resign at any time by delivering written notice to the Members.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

    (e)        A vacancy occurring in the position of the Manger, however caused, shall be filled by a majority vote of the Members at a meeting called for that purpose.

    (f)        The Manager shall be paid a salary, initially in the amount of $60,000 per year, plus other appropriate fringe and employment benefits, and commencing in calendar year 2006, a bonus incentive compensation equal to four percent (4%) of the Net Income of the Company for his service as Manager [all as more specifically provided in an employment agreement between the Manager and the Company substantially in the form of the Employment Agreement attached hereto as Exhibit "C".

    The Manager's salary shall be paid monthly on the first of each month. The Manager shall not be paid a salary for the first six months of operations between August 2003 and January 2004.  The compensation to the Manager shall be reviewed by the Members of the Company no less frequently then annually and adjusted upward as appropriate to reflect increases in the cost of living, the success and prospects for the business, and the time and effort devoted by the Manager to the business of the Company.

    (g)        The following actions shall require the consent of a Majority in Interest of the Members:

                The sale or other transfer of all or a substantial part of the assets of the Company (other than the sale of inventory in the ordinary course of business).

                The Company's consolidating with, exchanging shares with, or merging into any other corporation or entity, or the Company permitting any other corporation or entity to consolidate with, exchange shares with, or merge into the Company.

                The Company guaranteeing, endorsing or otherwise becoming contingently liable for obligations, securities or dividends of any person, firm, association or corporation other than the Company, except that (1) the Company may endorse negotiable instruments for collection in the ordinary course of business; and (2) the company may become a party to performance bonds and similar instruments and agreements in the ordinary course of its business.

                The Company making loans or advances to any person (including, without limitation, to any officer or member of the Company), firm, association or corporation, except for advances to suppliers made in the ordinary course of business and ordinary travel advances to employees (to a maximum of $5,000 per request by any one employee).

                The Company forming a subsidiary or purchasing or investing in the stock or obligations of any other persons, firm, or corporation.

                The Company becoming subject to any agreement or instrument, which by its terms would restrict the Company's right to perform any of its obligations pursuant to the terms of this Agreement and the Articles.

                The incurrence of debt other than trade debt in the ordinary course or in excess of the Company's reasonable needs for working capital.

                Any agreement or commitment between the Company and any Member or any affiliate of any Member.

                The determination to bring any lawsuit (other than ordinary course of collection matters).

The following actions shall require the unanimous consent of all of the Members:

                (i)         The Amendment of this Agreement.

                (ii)        The admission of any new Members.

                (iii)       The making of distributions to Members other than of Distributable Cash.

                (iv)       Any employment agreement having a salary or compensation in excess of $50,000 per annum, other than one terminable at will and other than the Manger's employment agreement described in Section 3.2(f).

    (h)        The Manager may only be removed by Members holding a Majority in Interest for cause.  For purposes of this Section 3.2(h), "for cause" shall mean willful and continuing or repeated failure to perform his material duties following written notice and a thirty (30) day opportunity to cure.

    Section 3.3.  Powers of the Company.

    (a)        The Manager, as authorized by the terms of this Agreement, and except as may be limited by the terms of this Agreement, shall have all necessary powers to carry out the purposes, business, and objectives of the Company, including, but not limited to, the right to enter into and carry out contracts of all kinds; to employ employees, agents, consultants and advisors on behalf of the Company; to lend or borrow money or issue evidences of indebtedness; to bring and defend actions in law or at equity; and to buy, own, manage, sell, lease, mortgage, pledge or otherwise acquire or dispose of Company property.

    (b)        The powers of the Manager shall be limited if his conduct could result in a change in the amount or character of a Member's Capital Contribution, a change in the character of the business of the Company, or a false or erroneous statement in the Articles of Organization of the Company.  Such changes will require written consent by a Majority in Interest of the Members, and may require an amendment to the Articles of Organization, and a filing of the amendment with the Indiana Secretary of State.

    (c)        The Manager may cause the Company to employ competent persons as employees to assist it in carrying out its business.  Such assistance may include, but is not limited to:  authenticating the records of the Company, including keeping correct and complete books of account in such place or places as the Members shall determine which show accurately at all times the financial condition of the Company, safeguarding all funds, notes, securities, and other valuables which may from time to time come into possession of the Company, and depositing all funds of the Company with such depositories as the Members shall designate.

    (d)        Every contract, deed, mortgage, lease and other instrument executed by the Manager shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the delivery thereof:  (1) the Company was in existence, and (2) the execution and delivery of such instrument was duly authorized by the Company.  Any person may always rely on a certificate addressed to him/her and signed by the Manager as to:

                (i)         who are the Members and Manager hereunder;

                (ii)        the existence or non-existence of any fact which constitutes a condition precedent to acts by the Members and Manager or in any other manner germane to the affairs of the Company;

                (iii)       who is authorized to execute and deliver any instrument or document of the Company;

                (iv)       the authenticity of any copy of the Articles, this Agreement, amendments thereto and any other document relating to the conduct of the affairs of the Company; or

                (v)        any act or failure to act by the Company or as to any other matter whatsoever involving the Company.

    (e)        Notwithstanding Section 3.2(g)(viii), the Manager is specifically authorized, commencing August 1, 2003 or thereafter, to contract with DME on arms-length commercially reasonable terms and conditions to provide management and other services to the Company for an initial term to continue through at least December 31, 2006, renewable upon termination for successive terms of up to three (3) years each.  The fee for such services during the initial six months shall be $10,750 per month, payable monthly on the first of each month.  Notwithstanding, the first payment to DME shall be made upon capitalization of the Company, which is expected before October 1, 2003.  This fee will continue at the same monthly rate following the first six months of operations until such time as the Company actually commences television production of the Series, at which time the fee paid to DME shall equal $11,600 monthly.  The fee to DME shall be reviewed no less frequently than annually and adjusted upward as appropriate to reflect increases in the cost of living and the success of the Company, but in no event more than 6% annually without the consent of a Majority in Interest of the Members. This agreement with DME shall provide that if it is terminated prior to the end of the contract term, other than due to the material breach thereof by DME, and DME's failure to cure any such breach within thirty (30) days after receiving written notice thereof, DME shall be entitled to a termination fee equal to One Hundred Twenty Nine Thousand Dollars ($129,000).

    Also notwithstanding Section 3.2(g)(viii), the Manager is specifically authorized to enter into a contract with Trinity Partners on commercially reasonable arms-length terms pursuant to which Trinity Partners will provide certain consulting services relative to the Company's financials and financial relationship with Members.  This contract will commence on or after September 1, 2003 and will continue through December 31, 2006. The initial consulting fee paid to Trinity Partners shall equal $4,000 for services of providing a complete financial analysis of the Company's proposed operations.  Such analysis will include a yearly budget, which will be made part of this agreement.  Commencing with the production of the Series the Company shall pay Trinity Partners a consulting fee equal to Forty Thousand Dollars ($40,000) annually, payable in equal monthly amounts.  This rate will be negotiated in good faith between the parties each year following the first season of the Series and for as long as financial services to the Company are being provided.

    Section 3.4.  Reimbursement of Expenses.  Any Member, Manager or Officer shall be entitled to reimbursement from the Company of all expenses of the Company reasonably incurred and paid by such person on behalf of the Company.

    Section 3.5.  Organization Expenses.  The Company shall pay all expenses incurred in the organization of the Company.

    Section 3.6.  Other Activities.  The Manager shall devote such reasonable time and effort to the Company's business as the Manager, in his sole discretion, shall deem necessary to manage and supervise its affairs in an efficient and businesslike manner.  The Manager will not, and need not, devote full time to the management of the Company's affairs.  The Manager (and his Affiliates) may have other businesses and other investments that may require his attention and nothing shall prevent him from giving time to these other requirements.

ARTICLE IV

ACCOUNTING AND RECORDS

    Section 4.1.  Records and Accounting.  The books and records of the Company shall be kept at the principal place of business of the Company or at the office of the Company's accountants, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the Company for federal income tax purposes.  The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business.  The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

    Section 4.2.  Access to Accounting Records.  Each Member, and his duly authorized representative, upon good cause shown and upon execution of reasonable documents and certificates intended to protect the confidentiality of the Company's records, shall have reasonable access to the books and records of the Company and the right to inspect and copy them at reasonable times.

    Section 4.3.  Annual and Tax Information.  The Manager shall use his best efforts to cause the Company to deliver to each Member within ninety (90) days after the end of each fiscal year all information necessary for the preparation of such Member's federal income tax return.  The Manager shall also use his best efforts to cause the Company to prepare, within 120 days after the end of each fiscal year, a financial report of the Company for such fiscal year, containing a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of sources and applications of funds, and a statement of reconciliation of the Capital Accounts of the Members.

    Section 4.4.  Accounting Decisions.  All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager.  The Manager may rely upon the advice of the experts as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

    Section 4.5.  Federal Income Tax Elections.  The Company may make all appropriate elections for federal income tax purposes as determined by the Manager, after consultation with the Members.

ARTICLE V

ALLOCATIONS; DISTRIBUTIONS; AND INTERESTS

    Section 5.1.  Allocation of Income.  Except as provided in Section 5.2, all items of income, gain, deduction and credit of the Company shall be allocated among the Members for income tax and Capital Account purposes as follows:

        (a)        First, ordinary income and then gain shall be allocated among the Members who received a distribution of Distributable Cash up to an amount equal to the distribution received.

        (b)        Second, ordinary income and then gain shall be allocated to the Members in an amount equal to the aggregate deficits in their Capital Accounts pro rata in the same ratio as each Member's deficit balance bears to the aggregate Capital Account deficit of all Members, it being the intent that to the extent possible, all Members with deficit Capital Account balances be allocated sufficient income and gain to bring their Capital Account balances to zero.

        (c)        Third, to the Members pro rata in accordance with their relative Percentage Interests.

    Section 5.2.  Allocation of Loss.  Losses of the Company shall be allocated as follows:

        (a)        First, losses shall be allocated, to the extent that the balance in a Member's Capital Account exceeds the Capital Contribution of the Member (the "Excess Balance").  Such losses shall be allocated among all Members with Excess Balances pro rata in proportion to such Excess Balances until their Excess Balances are reduced to zero.

        (b)        Second, to the Members in an amount equal to the aggregate positive amounts in their Capital Accounts pro rata in the same ratio as each Member's positive balance bears to the positive balance of all Members, it being the intent to the extent possible that all Members with positive Capital Account balances be allocated sufficient loss to bring their Capital Account balances to zero.

        (c)        Third, the balance of losses shall be allocated to the Members pro rata in accordance with their relative Percentage Interests.

    Section 5.3.  Apportionment.  Items of income, gain, loss, deduction or credit of the Company shall be determined at the end of each of the Company's fiscal quarters and apportioned among the Members based upon their respective Percentage Interests at the end of each quarter; provided however, quarterly allocations apportioned to Members who were not Members for the entire quarter shall be reduced pro rata, based upon the number of days in the quarter during which the Member was not a Member of the Company.

    Section 5.4.  Current Distributions.  Except in the case of the winding-up distributions described in Section 5.7, distributions shall be made by the Company as follows:

    (a)        General.  From time to time (but not less often than annually within thirty (30) days after the end of each fiscal year of the Company), the Manager shall determine whether the Company has on hand cash sufficient to permit distributions to the Members. In making such determinations, the Manager shall take into account reasonably anticipated needs of the business of the Company (including, without limitation, establishment of and additions to reserve accounts for obligations of the Company and for any other business purpose deemed by the Manager to be consistent with the obligations and operations of the Company). Subject to the foregoing, the Manager shall distribute, with respect to each fiscal year, the Mandatory Tax Distribution in order to provide to the Members cash sufficient to pay the taxes which will be payable by them with respect to their respective distributive shares of such taxable income. At the discretion of the Manager, property of the Company may be distributed in kind.

    (b)        Distributions to Members.  In addition to and following the Mandatory Tax Distribution, the Company shall make such additional distributions of Distributable Cash (or property) as the Manager may determine in the following order of priority:

                (i)         First, all Distributable Cash will be paid to SVE until all principal and interest due and payable under the SVE Loan have been repaid in full; and

                (ii)        Thereafter, among the Members in proportion to their respective Percentage Interests.

    Section 5.5.  Allocation of Income and Loss and Distributions in Respect of Interests Transferred.

    (a)        If any Interest in the Company is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any fiscal year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such fiscal year shall be assigned pro rata to each day in the particular period of such fiscal year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon its respective Interest in the Company at the close of such day.  For the purpose of accounting convenience and simplicity, the Company may treat a transfer of, or an increase or decrease in, an Interest in the Company which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the first day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first 15 days of any month will be deemed to have been made on the 16th day of the month.)

    (b)        Distributions in respect of an Interest in the Company shall be made only to the Members who, according to the books and records of the Company, are the holders of record of the Interests in respect of which such distributions are made on the actual date of distribution.  Neither the Company nor any Member shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Member has knowledge or notice of any transfer or purported transfer of ownership of Interest in the Company which has not been approved by vote of the Members.  Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Interests in the Company as of the date such sale or other disposition occurs.

    Section 5.6.  Income Offset.  Notwithstanding the provisions of Sections 5.1 and 5.2 above, Members with deficits in their Capital Accounts shall, to the extent and as rapidly as possible, be allocated income and gain pro rata in amounts, which will eliminate such deficits. This provision is intended to be qualified income offset as defined in Treasury Regulation Section 1.704-1 (b)(2)(ii)(d).

    Section 5.7.  Distributions Upon Winding-Up.  Upon dissolution of the Company and the winding-up of the Company's affairs, the assets of the Company shall, subject to the requirements of applicable Indiana law, be applied and distributed in the following order of priority:

    (a)        Creditors.  To the payment of debts and liabilities of the Company to creditors of the Company (other than those to Members, such as the SVE Loan, and other than liabilities to Members for distributions), including, without limitation, expenses of winding-up and the establishment of any reserves against liabilities and obligations of the Company which the Members deem appropriate.

    (b)        SVE.  To the payment of any outstanding obligations to SVE arising as a result of the SVE Loan.

    (c)        Members.  To the Members in accordance with and in proportion to, their respective positive Capital Account balances.

ARTICLE VI

CHANGES IN MEMBERS

Section 6.1.  Events of Dissociation.

    (a)        Except for Exempt Transfers, transfers to Permitted Transferees (as defined below), and lifetime transfers made pursued to Section 6.2, to all of which this Section 6.1 will not apply, the death, withdrawal, adjudicated incompetency, expulsion, Bankruptcy, dissolution, retirement or resignation of a person as a Member (but not the termination of any employment by the Company of a Member), or the occurrence of any other event which terminates the continued membership of a Member in the Company ("Event of Dissociation") shall result in the dissolution of the Company unless a Majority in Interest of the remaining Member(s) consent to the continuation of the business of the Company within ninety (90) days after the Event of Dissociation  ("Consent").

    (b)        Upon the occurrence of the Event of Dissociation, the Member whose actions or conduct result in the Event of Dissociation ("Former Member") shall cease to be a Member.  If the Company is to continue by virtue of the Consent, the Company shall have the option of purchasing the Former Member's Interest in the Company.  This option may be exercised by delivery of written notice of exercise to the Former Member any time within sixty (60) days after the Consent.  At the request of Members holding fifty percent (50%) or more of the outstanding Units of the Company (not including those held by the Former Member), the Company may assign its right to purchase the Former Member's Interest to the remaining Members, who shall have the right to purchase their Pro Rata Part of such Interest.  If the Company (or the other Members) does not exercise its option to purchase the Former Member's Interest, and the Company is being continued, the holder of the Former Member's Interest shall become a substitute Member only upon compliance with Section 6.4 hereof.

    (c)        If the Former Member's Interest in the Company is to be purchased by the Company (or the purchasing Members) as provided in Section 6.1(b), the closing shall take place within thirty (30) days from the date of the election to purchase. The Purchase Price shall be paid to the person entitled thereto as follows:

                (i)         at the closing an amount equal to 20% of the Purchase Price.

                (ii)        the balance of the Purchase Price shall be paid in four (4) equal annual consecutive installments commencing on the first anniversary of the closing together with simple interest at the announced per annum prime rate of interest of the California United Bank, N.A. from time to time.

                (iii)       at the closing of any purchase, the Company (or the purchasing Members) shall enter into an agreement indemnifying and holding the Former Member harmless from his share of any Company debts or liabilities.

    For purposes of this Section 6.1, Purchase Price shall mean the amount agreed upon by the parties at the time of the event or if they are unable to agree within thirty (30) days after the Event of Dissociation, the Purchase Price shall be the fair market value of the Interests being acquired as determined by an appraiser experienced in valuing such business interests selected by the parties or if they are unable to agree on an appraiser by the Company's independent certified public accountant.  The former Member and the Purchaser shall split the cost of the appraiser equally.

    Section 6.2.  Transfer and Assignment of Members' Interest.  Other than in connection with an Exempt Transfer or a transfer to a Permitted Transferee, no Member shall be entitled to assign, convey, sell, encumber or in any way alienate all or any part of his or its Interest in the Company and as a Member without first complying with the following terms and conditions:

    (a)        Members wishing to sell, assign or otherwise transfer a portion of their Interest in the Company shall furnish a written notice of that intention to the other Members; the notice shall identify the proposed transferee, the terms of the proposed transaction, and such other information as the Members may request;

    (b)        Within sixty (60) days from the date of receipt of such notice ("Right of First Refusal Period"), each Member who desires to purchase the Interest proposed to be transferred upon the same terms and conditions as defined in said written notice of intended transfer shall notify the Members;

    (c)        In the event none of the other Members wish to purchase said Interest upon those terms, the selling Member shall be free to complete the transaction, subject to the other restrictions contained herein and subject to Section 6.5 hereof, within sixty (60) days from the expiration of the Right of First Refusal Period;

    (d)        In the event one of the Members exercises this right to purchase said Interest upon the terms proposed, the sale shall be consummated within thirty (30) days from the date of said Member's notification.  In the event more than one of the remaining Members wish to purchase the Interest on the terms proposed, those Members shall each purchase a pro rata share of the Interest being offered for sale based upon their relative Percentage Interests in the Company.

    (e)        As used above, a Permitted Transferee is any wholly owned subsiderary entity or any affiliate of a member who agrees in writing to be bound by this Agreement to the same extent as (and who upon such transfer shall be deemed for the purpose of this Agreement to be) the transferor.

    Section 6.3.  Further Restrictions on Transfer.  No Member shall assign, convey, sell, encumber or in any way alienate all or any part of his or its Interest in the Company:  (1) without registration under applicable federal and state securities laws, or unless he delivers an opinion of counsel satisfactory to the Company that registration under such laws is not required; or (2) if the Interest to be sold or exchanged, when added to the total of all other Interests sold or exchanged in the preceding twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code.

    Section 6.4.  Substitute Members.  A transferee shall have the right to become a substitute Member if:  (1) the requirements of Section 6.2 and 6.4 hereof are met, (2) such transferee executes an instrument satisfactory to the remaining Members accepting and adopting the terms and provisions of this Agreement, (3) such transferee pays any reasonable expenses in connection with his or her admission as a Member, and (4) upon the written consent of all Members holding Units (except as to a Permitted Transferee, as to which no such consent is required).  An assignee or transferee of an Interest in the Company who does not become a substitute Member because of lack of consent required under subsection (4) above shall have no rights with respect to the Company other than to receive the profits, losses and distributions to which the assigning Member would otherwise have been entitled.

    Section 6.5.  Effect of Transfer.

    (a)        Any permitted transfer of all or any portion of a Member's Interest in the Company will take effect on the first day of the month following receipt by the Members of written notice of transfer.  Any transferee of an Interest in the Company whether or not admitted as a Member, shall be bound by and subject to the terms of this Agreement and upon request shall execute an acknowledgment to that effect.

    (b)        Upon any transfer of a Member's Interest in the Company in violation of this Agreement, the transferee shall have no right to participate in the management of the business and affairs of the Company or to become or exercise any rights of a Member, but such transferee shall only be entitled to receive the share of profits or other compensation by way of income and the return of contributions to which the transferor of such Interest in the Company would otherwise be entitled.

ARTICLE VII

DISSOLUTION

Section 7.1.  Dissolution of the Company.

    (a)        The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                (i)         The unanimous written consent of the Members that the Company should be dissolved;

                (ii)        The occurrence of an Event of Dissociation, and the failure of the remaining Members to elect to continue the Company;

                (iii)       Sale of all or substantially all of the assets of the Company; and

                (iv)       At such earlier time as may be provided by applicable law.

    (b)        In settling accounts of the Company after dissolution, the liabilities of the Company shall be entitled to payment in the following order, all as required by the Act:

                (i)         to creditors, in the order of priority as provided by law, except those to Members of the Company on account of their Capital Contributions;

                (ii)        to Members pro rata in an amount equal to the positive balances in their Capital Accounts; and

                (iii)       to Members in accordance with their Percentage Interests.

    Section 7.2.  Final Dissolution.  The Company shall be dissolved when all property owned by the Company shall have been disposed of and the net proceeds after satisfaction of liabilities to creditors shall have been distributed among the Members as provided herein.

    Section 7.3.  Form of Distributions.  Members shall have no right to demand that any distribution be made other than in cash or in kind; and the Company may make distributions in kind. If the Board shall determine that a portion of the Company's assets should be distributed in kind to the Members, they shall obtain an independent appraisal of the fair market value of such assets as of a date reasonably close to the date of distribution.  Any unrealized appreciation or loss with respect to such asset shall be allocated among the Members pursuant to ARTICLE V assuming that such asset had been sold for its appraised value and taken into consideration in determining the balance in the Member's Capital Accounts.  Distribution of assets in kind to Members shall be considered a distribution of an amount equal to the asset's appraised fair market value.

ARTICLE VIII

INDEMNIFICATION

    (a)        To the extent not inconsistent with the laws and public policies of Indiana, the Company shall indemnify any Member, Manager or Officer made a party to any proceeding because such individual is or was a Member, Manager or Officer, as a matter of right, against all liability incurred by such individual in connection with any proceeding; provided that it shall be determined in the specific case in accordance with subsection (d) of this Section that indemnification of such individual is permissible in the circumstances because the individual has met the standard of conduct for indemnification set forth in subsection (c) of this Section.  The Company shall pay for or reimburse the reasonable expenses incurred by a Member, Manager or Officer in connection with any such proceeding in advance of final disposition thereof if:  (1) the individual furnishes the Company with a written affirmation of the individual's good faith belief that he or she has met the standard of conduct for indemnification described in subsection (c) of this Section, (2) the individual furnishes the Company with a written undertaking, executed personally or on such individual's behalf, to repay the advance if it is ultimately determined that such individual did not meet such standard of conduct, and (3) a determination is made in accordance with subsection (d) that based upon facts then known to those making the determination, indemnification would not be precluded under this Section.  The undertaking described in subsection (a)(2) above must be a general obligation of the individual, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment.  The Company shall indemnify a Member, Manager or Officer who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination as set forth in subsection (c) of this Section.  Upon demand by a Member, Manager or Officer for indemnification or advancement of expenses, as the case may be, the Company shall expeditiously determine whether the Member, Manager or Officer is entitled thereto in accordance with this Section.  The indemnification and advancement of expenses provided for under this Section shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Section.  The indemnification provided for herein shall also apply to any individual who has been designated to act on behalf of a Member, Manager or Officer.

    (b)        The Company shall have the power, but not the obligation, to indemnify any individual who is or was an employee or agent of the Company to the same extent as if such individual was a Member.

    (c)        Indemnification is permissible under this Section only if the individual:  (1) conducted himself in good faith, and (2) reasonably believed that his/her conduct was in or at least not opposed to the Company's best interest; (3) in the case of any criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful; and (4) is not adjudged in any such proceeding to be liable for willful misconduct or recklessness in the performance of duty.  The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the individual did not meet the standard of conduct described in this subsection (c).

    (d)        A determination as to whether indemnification or advancement of expenses is permissible shall be made by any one of the following procedures:

                (i)         By a majority vote of Members not at the time parties to the proceeding; or

                (ii)        By special legal counsel selected by the Members in the manner prescribed in subsection (d)(I) above.

    (e)        A Member of the Company who is a party to a proceeding may apply for indemnification from the Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines:

                (i)         In a proceeding in which the individual seeking indemnification is wholly successful, on the merits or otherwise, the individual is entitled to indemnification under this Section, in which case the court shall order the Company to pay the Member his or her reasonable expenses incurred to obtain such court ordered indemnification; or

                (ii)        The individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the individual met the standard of conduct set forth in subsection (c) of this Section.

    (f)        Indemnification shall also be provided for an individual's conduct with respect to an employee benefit plan if the individual reasonably believed his conduct to be in the interests of the participants in and beneficiaries of the plan.

    (g)        Nothing contained in this section shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a Member, Manager or Officer of the Company or is or was serving at the Company's request as a director, officer, partner, manager, trustee, employee, or agent of another foreign or domestic company, partnership, association, limited liability company, corporation, joint venture, trust, employee benefit plan, or other enterprise, whether for-profit or not.  Nothing contained in this Section shall limit the ability of the Company to otherwise indemnify or advance expenses to any individual.  It is the intent of this Section to provide indemnification to Members, Manager and Officers to the fullest extent now or hereafter permitted by the law consistent with the terms and conditions of this Section.

    (h)        For purposes of this Section:

                (i)         The term "Expenses" includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Section, applicable law or otherwise.

                (ii)        The term "Liability" means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                (iii)       The term "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

                (iv)       The term "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

    (i)         The Company may purchase and maintain insurance for its benefit, the benefit of any individual who is entitled to indemnification under this section, or both, against any liability asserted against or incurred by such individual in any capacity or arising out of such individual's service with the Company, whether or not the Company would have the power to indemnify such individual against such liability.

ARTICLE IX

COMPANY FUNDS

The funds of the Company shall be deposited in the Company's name in such bank account or accounts, or invested in such interest bearing or non-interest bearing investments as shall be designated by the Manager.  All withdrawals from any such bank accounts shall be made only by such duly authorized agents designated by the Manager.  The Company funds shall not be commingled with those of any other person.

ARTICLE X

KEY MAN INSURANCE

The parties acknowledge that the efforts of McLane are essential to the successful development and exploitation of the Sport and the Series.  Accordingly, the Company will attempt to obtain key man life insurance with respect to McLane if such insurance can be obtained at a reasonable cost.  The cost of such insurance shall not be included in the Production Budget and will need to be funded from alternative sources.  The proceeds of such policy will be payable to the Company to assist with locating a replacement.

ARTICLE XI

MISCELLANEOUS

    Section 11.1.  Complete Agreement.  This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter hereof and replaces and supersedes all prior agreements by and among the Members or any of them.  This Agreement and the Articles supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.

    Section 11.2.  Governing Law.  This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Indiana.

    Section 11.3.  Binding Effect.  Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns.

    Section 11.4.  Terms.  Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may be in the context require.  Any reference to the Act, Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

    Section 11.5.  Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

    Section 11.6.  Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

    Section 11.7.  Multiple Counterparts.  This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.  However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

    Section 11.8.  Additional Documents and Acts.  This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

    Section 11.9.  References to this Agreement.  Numbered or lettered Articles, sections and subsections herein contained refer to Articles, sections and subsections of this Agreement unless otherwise expressly stated.

    Section 11.10.  Notices.  Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice.  Such notices will be given to a Member at the address specified in Exhibit "A" hereto.  Any Member or the Company may, at any time by giving five (5) days prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

    Section 11.11.  Amendments.  All amendments to this Agreement will be in writing and signed by all the Members.

    Section 11.12.  Title to Company Property.  Legal title to all property of the Company will be held and conveyed in the name of the Company.

    Section 11.13.  Reliance on Authority of Person Signing Agreement.  In the event that a Member is not a natural person, neither the Company nor any Member will:  (1) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (2) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

    Section 11.16.  Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or any breach of the terms and conditions herein, shall be settled by arbitration in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the decision rendered by the arbitrator(s) shall be binding on the parties hereto.  Any decision or judgment upon an award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

    Section 11.17.  Attorney's Fees.  If this agreement or any provision hereof shall be subject of any arbitration or any other action or proceeding, the prevailing party in such arbitration or other action or proceeding shall be entitled to recover its reasonable attorney's fees, in connection therewith plus related costs and disbursements.

IN WITNESS WHEREOF the undersigned Members have executed this Agreement on the date set forth opposite their signatures, to be effective, however, as of the date the Articles of Organization of the Company were accepted for filing by the Indiana Secretary of State.

                                                                                                            David B. McLane Enterprises, Inc.

DATED:                         , 2003                                                           By: __________________________

                                                                                                                  Printed:  David B. McLane

                                                                                                                  Title:      President

                                                                                                            David B. McLane

DATED:                         , 2003                                                            By: _________________________

                                                                                                                  Printed:  David B. McLane

                                                                                                            Jeanie Buss

DATED:                        , 2003                                                            By: __________________________

                                                                                                                 Printed:  Jeanie Buss

                                                                                                           John Corocran

DATED:                        , 2003                                                            By: __________________________

                                                                                                                  Printed:  John Corocran

                                                                                                            Stereo Vision Entertainment, Inc.

DATED:                        , 2003                                                            By: __________________________

                                                                                                                  Printed:  Jack Honour

EXHIBIT

"

A

"

Member                                                                                               Units*             Percentage              Capital

                                                                                                                                     Interest*           Contributions

1.         NAME:           David McLane Enterprises, Inc.                          350                    35%               $500; assignment

                                                                                                                                                             of certain intellectual

                                                                                                                                                             property rights granted

                                                                                                                                                             to DME pursuant to the

                                                                                                                                                             Licensing Agreement

                                                                                                                                                             attached hereto as

                                                                                                                                                             Exhibit "D"

            ADDRESS:    4400 North Meridian Street

                                  Indianapolis, Indiana 46208

2.         NAME:           David B. McLane                                                 50                      5%               $500; payment of start-

                                                                                                                                                              up expenses through

                                                                                                                                                              August 1, 2003;

                                                                                                                                                              advisory services

           ADDRESS:    4400 North Meridian Street

                                 Indianapolis, Indiana 46208

3.         NAME:           Jeanie Buss                                                           50                     5%               $500; advisory and

                                                                                                                                                             management services

           ADDRESS:    555 North Nash Street

                                 El Segundo, CA 90245

4.         NAME:           John Corcoran                                                      50                     5%              $500; advisory and

                                                                                                                                                            management services

           ADDRESS:    Rocky Hills Farm

                                 95 Apple Street

                                 Essex, Massachusetts 01929

5.         NAME:         Stereo Vision Entertainment, Inc.                         500                    50%               $500; advisory services

                                                                                                                                                            and certain agreements

                                                                                                                                                             to provide loans, as

                                                                                                                                                             further described in the

                                                                                                                                                             Operating Agreement**

           ADDRESS:    15452 Cabrito Road Suite 204

                                  Van Nuys, CA 91406

* * SVE's Capital Contribution includes an agreement to provide the SVE Loan, and any failure by SVE to provide additional the funding to the Company pursuant to the SVE Loan shall result in a reduction in SVE's Percentage Interest and Units per that certain Loan Agreement between SVE and the Company, and such Percentage Interest and Units will be assigned and transferred to DME pursuant to the Loan Agreement.

Additional Exhibits to be attached:

EXHIBIT "B"

LOAN AGREEMENT

EXHIBIT "C"

EMPLOYMENT AGREEMENT

EXHIBIT "D"

DME/WOW LICENSING AGREEMENT

Exhibit 10.3

StereoVision Entertainment, Inc.

WOW Events, LLC

LOAN AGREEMENT

September ___, 2003

ARTICLE I

INTRODUCTION

1.1  Introduction.  The following sets forth the terms and conditions by which StereoVision Entertainment, Inc., a Nevada Corporation, (SVE) agrees to provide a loan to WOW Events, LLC, a Nevada Corporation, (WOW). The purpose of the loan shall be to fund the development, production and distribution of woman's wrestling events and related merchandising as set forth in the WOW Events LLC Company Agreement.

1.2  Notices.  All correspondence related to this Loan Agreement shall be directed in writing to each party at the following locations:

StereoVision Entertainment, Inc.                      WOW Events, LLC

15452 Cabrito Road                                       6304 Marina Pacifica Drive South

Van Nuys, CA 91406                                     Long Beach, CA 90803

John Honour-President/CEO                           David McLane-Manager

Tel:  818-909-7911                                         Tel:  310-503-9339

Fax:  818-909-7908                                        E-mail:  dmclane1@mindspring.com

ARTICLE II

TERMS OF AGREEMENT

2.1  Commitment.  SVE hereby agrees to loan up to $3,000,000 (Three Million Dollars) to WOW, at such times and in such amounts as set forth herein (the "SVE Loan").  The SVE Loan shall be used by WOW as needed to develop, produce and distribute various woman's wrestling events and products. The total amount of the SVE Loan shall be determined based upon the amounts needed by WOW for these activities until WOW becomes profitable. If WOW becomes profitable prior to disbursement of the entire SVE Loan amount, then the SVE Loan amount will be adjusted downward to reflect the actual amount of funds disbursed.  Disbursement of funds shall be in accordance with the attached Disbursement Schedule and the WOW Operating Budget to be developed and approved by WOW and its Members.  All funds provided by SVE shall be in United States Dollars.

2.2  Assurances.  Contemporaneous with the execution of this Loan Agreement, SVE agrees to provide WOW with an irrevocable commitment for the financing of the SVE Loan from a lender, investment banker or other third party which sets forth the agreement of such lender or entity to provide financing to SVE or WOW in the maximum amount of the SVE Loan and which states that the exclusive purpose of such financing shall be to finance the SVE Loan as provided herein.  SVE agrees to provide WOW with any additional or other assurances of the availability of the SVE Loan funds from time to time upon WOW's request in order that WOW can be assured of the availability of such funds.  The sufficiency of the documentation or materials provided by SVE to assure WOW of the availability of the SVE Loan funds shall be determined by WOW in its sole discretion.

2.3  Interest; Repayment.  The outstanding balance of the SVE Loan shall bear interest at a rate equal to the minimum interest rate allowed by law.  Such interest shall be accrued and repaid, with the principal of the SVE Loan, from WOW's Distributable Cash as provided in the WOW Company Agreement.  All amounts paid by WOW in repayment of the SVE Loan shall first be applied to any accrued and unpaid interest and second to the outstanding principal balance of the SVE Loan.

ARTICLE III

DISBURSEMENT SCHEDULE

3.1  Disbursement of Initial SVE Loan.  SVE agrees to loan WOW an initial amount equal to $125,000 (the "Initial SVE Loan") to be used to fund WOW's start-up costs, which includes all costs incurred by WOW prior to the beginning of production of women's wrestling events (anticipated to occur in February, 2004).  The Initial SVE Loan shall be paid to WOW as follows:

September 15, 2003                                                                 $42,900.00

October 15, 2003                                                                     $24,975.00

November 15, 2003                                                                 $20,275.00

December 15, 2003                                                                 $20,175.00

January 15, 2004                                                                     $16,675.00

TOTAL                                                                                 $125,000.00

 3.2    Disbursement of Production SVE Loan.  SVE agrees to loan WOW an additional amount up to $2,875,000 (the "Production SVE Loan") to be used to fund the production of the women's wrestling events until such time as the WOW becomes profitable.  The Production SVE Loan shall be paid to WOW as follows:

January 15, 2004                                                                    $1,000,000

April 15, 2004                                                                         $1,000,000

July 15, 2004                                                                          $875,000

Prior to each payment date, SVE and WOW shall review WOW's budget and expenditures to determine whether additional payments are needed and the timing of any such additional payments.  In the event SVE and WOW both determine that WOW has reached profitability and no further loan by SVE is necessary, SVE shall not be required to make such additional payments.  SVE and WOW may agree to any amended payment schedule to reflect the timing of amounts actually needed by WOW to fund its production and operations.  SVE shall be granted reasonable access to WOW company records for the purpose of verifying expenditures, accounting procedures and net profit of WOW, which shall be determined in accordance with section IV of the WOW Company Agreement referenced above.

3.3  Failure to Disburse SVE Loan.  In the event SVE fails or refuses to disburse any part of the SVE Loan to the Company (either as part of the Initial SVE Loan or the Production SVE Loan), except for a failure to disburse pursuant to Section 3.2 of this Loan Agreement, the number of Units issued to SVE pursuant to the Company's Operating Agreement shall be decreased (and its corresponding Percentage Interest in the Company reduced) to the number of Units determined by multiplying SVE's Units immediately prior to its failure to disburse by a fraction, the numerator of which is the total amount of funds disbursed to the Company by SVE and the denominator of which is $3,000,000.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the day and year first listed above

AGREED AND ACCEPTED

StereoVision Entertainment, Inc.                                              WOW Events, LLC

__________________________                                            ___________________________

John Honour-President/CEO                                                            David McLane-Manager